UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 14, 2012

Great China Mania Holdings, Inc.
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

333-139008	59-2318378
(Commission File Number)	(IRS Employer Identification No.)

Rm 1902, 19/F, Kodak House 2, Java Road, North Point Hong Kong
(Address of Principal Executive Offices)

852-2882-7026
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 14, 2013 Mr. Cheung Wai Kit resigned as a director of the Company and Ms. Yum Ka Yan was appointed as a director of the Company. On that same day, Mr. Wai Hung Yau  resigned as the Company’s Chief Executive Officer and Kwan Yin Roy Kwong was appointed as Chief Executive Officer and Chief Financial Officer.

Biographical information for Ms. Yum Ka Yan follows:

Ms. Yum Ka Yan, graduated in University of Hong Kong. She joined Edko Films Limited in 2005, where she was responsible for marketing and promotion of movies and cinema opening; she joined Emperor Motion Pictures in 2007, where she was promoted to Assistant Marketing Manager, which she responsible for marketing and promotion planning of movie productions. Ms. Yum has experience in advertising, marketing and publicity planning. She participated in marketing and publicity campaigns in various blockbuster titles: Lust, Caution (2007), Spider Man 3 (2007), Curse of Golden Flower (2006) and Brokeback Mountain (2005) etc. She joined GME Holdings Limited in 2008 as Senior Marketing Manager and promoted to Assistant General Manager in 2010.

SIGNATURES

            In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Great China Mania Holdings, Inc.

Dated: January 15, 2013	/s/ Kwan Yin Roy Kwong
Kwan Yin Roy Kwong
Chief Executive Officer and Director